UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2017

Akoustis Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38029	33-1229046
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

9805 Northcross Center Court, Suite H

Huntersville, NC 28078

(Address of principal executive offices, including zip code)

704-997-5735

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Financial Officer Transition

On July 14, 2017, the Board of Directors (the “Board”) of Akoustis Technologies, Inc. (the “Company”) elected John T. Kurtzweil to serve as its Chief Financial Officer and Chief Accounting Officer, effective immediately. As previously reported in the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on May 26, 2017 (the “Previous Form 8-K”), Cindy C. Payne, the Company’s then Chief Financial Officer, notified the Company on May 22, 2017 of her intention to step down from her position as Chief Financial Officer. Ms. Payne’s resignation became effective on July 14, 2017 upon Mr. Kurtzweil’s election. Pursuant to the offer letter, filed as Exhibit 10.1 to the Previous Form 8-K, Ms. Payne now serves as the Company’s Vice President of Finance. Effective July 14, 2017, Ms. Payne also serves as the Company’s Corporate Controller.

Mr. Kurtzweil, age 60, has served as a director on the Board since January 12, 2017. He served as VP Finance of Cree, Inc., a company that develops, manufactures, and sells lighting-class light emitting diode, lighting, and semiconductor products for power and radio-frequency applications, and Chief Financial Officer of Wolfspeed, a Cree Company, from 2015 until March 2017. He is currently providing consulting services to a number of businesses. Prior to his employment at Cree, Mr. Kurtzweil was an independent consultant beginning in 2014. From 2012 until 2014, Mr. Kurtzweil served as Senior Vice President, Chief Financial Officer and Special Advisor to the Chief Executive Officer of Extreme Networks, Inc., a provider of high-performance, open networking innovations for enterprises, services providers, and Internet exchanges, and also served as its Chief Accounting Officer. From 2006 to 2012, Mr. Kurtzweil served as Executive Vice President, Finance and as Chief Financial Officer and Treasurer of Cree, Inc. From 2004 to 2006, Mr. Kurtzweil was Senior Vice President and Chief Financial Officer at Cirrus Logic, Inc., a fabless semiconductor company. Mr. Kurtzweil currently serves as a director of Axcelis Technology, Inc., and was appointed Chairman of its Audit Committee in February 2017. Mr. Kurtzweil served as a board member for Meru Networks, Inc. for a portion of 2015 prior to its acquisition.

Mr. Kurtzweil’s industry experience includes several M&A transactions and, when combined with his treasury experience, gives him a valuable perspective as Chief Financial Officer. His qualifications to serve as Chief Financial Officer also include that he is a certified public accountant and certified management accountant, his financial market experience, training through the Stanford Directors College and his active membership with the National Association of Corporate Directors.

There are no family relationships between Mr. Kurtzweil and any other executive officer or director of the Company, nor is the Company aware of any relationships or transactions in which Mr. Kurtzweil has or will have an interest, or is or was a party, requiring disclosure under Item 404(a) of Regulation S-K. Upon joining the Board in January 2017, Mr. Kurtzweil received 22,000 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”) under the Company’s 2016 Stock Incentive Plan (the “Plan”). These shares will continue to vest 25% on each of the first, second, third, and fourth anniversaries of the grant date pursuant to the terms of the Plan and the award agreement.

In connection with his election to Chief Financial Officer of the Company, Mr. Kurtzweil has resigned from the Board, including from his positions on the Board’s Audit Committee (including form his position as Chairman of the Audit Committee), Compensation Committee, and Nominating Committee. The Company expects to announce the appointment of a new director soon.

On July 17, 2017, the Company issued a press release announcing Mr. Kurtzweil’s election to Chief Financial Officer. The full text of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Chief Financial Officer Employment Agreement

In connection with his election to Chief Financial Officer of the Company, Mr. Kurtzweil and the Company entered into an employment agreement, dated July 14, 2017 (the “Employment Agreement”), pursuant to which Mr. Kurtzweil will receive an annual base salary of $151,000, which is subject to increases or decreases at the Board’s sole discretion, monthly living expenses of $1,600, three weeks of paid vacation each year, and reimbursement for all reasonable business, promotional, travel, and entertainment expenses incurred in the performance of his duties. In addition, Mr. Kurtzweil is also eligible to earn a target annual bonus each fiscal year equal to 70% of his annual base salary, based on certain Company operation, financial, and other milestones set by the Board and/or its Compensation Committee. Mr. Kurtzweil is also entitled to participate in any employee benefit plans and programs generally provided by the Company to its senior executives from time to time. In addition, as an inducement to employment, Mr. Kurtzweil will receive the equity awards described under “Chief Financial Officer Equity Awards” below.

The term of the Employment Agreement extends through July 31, 2018, and the Employment Agreement will automatically renew for successive one year periods unless either party gives at least 30 days written notice of non-renewal to the other party prior to the end of the then applicable term.

If Mr. Kurtzweil’s employment is terminated by the Company without “cause” or by Mr. Kurtzweil for “good reason” (each as defined in the Employment Agreement), Mr. Kurtzweil will be entitled to receive: (1) continued payment of his base salary, payable in bi-weekly installments, for 12 months; (2) his annual bonus for the preceding year, if and to the extent earned and not already paid; (3) any other compensation and benefits accrued through the date of termination; and (4) reimbursement for one year after the date of termination for the cost of committed living allowance expenses and any COBRA continuation of health coverage if he elects such coverage. Any unvested stock options, restricted stock awards, or other equity awards granted by the Company to Mr. Kurtzweil will vest or be forfeited in accordance with the terms of the applicable award agreement(s).

If Mr. Kurtzweil’s employment is terminated due to his death or “disability” (as defined in the Employment Agreement), if the Company terminates Mr. Kurtzweil’s employment for “cause,” or if Mr. Kurtzweil voluntarily terminates his employment without “good reason,” Mr. Kurtzweil, his designated beneficiary, or his estate, as applicable, will be entitled to receive his base salary accrued through the date of termination. In the case of termination due to “disability” or Mr. Kurtzweil’s voluntary termination of employment, he will also be entitled to receive his annual bonus for the preceding year, if and to the extent earned and not already paid. Any unvested stock options, restricted stock awards, or other equity awards granted by the Company to Mr. Kurtzweil will vest or be forfeited in accordance with the terms of the applicable award agreement(s).

Mr. Kurtzweil is also subject to various restrictive covenants, and his entitlement to certain benefits is contingent upon his compliance with such covenants. Specifically, Mr. Kurtzweil is subject to a covenant not to disclose the Company’s confidential information, a covenant not to compete during his employment and for a period of one year following termination of his employment, a covenant not to solicit the Company’s customers and employees during his employment and for a period of one year following termination of his employment, and a reciprocal non-disparagement covenant during his employment and at all times thereafter.

The Employment Agreement also includes an acknowledgment by Mr. Kurtzweil of the Company’s ownership of work products which are created, designed, conceived, or developed by Mr. Kurtzweil during his employment and a warranty by Mr. Kurtzweil to indemnify and hold harmless the Company in the event he breaches any obligation under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and any rules promulgated by the SEC and other applicable federal, state, or foreign laws, rules, regulations, or orders.

The foregoing summary of the Employment Agreement is not complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Chief Financial Officer Equity Awards

Pursuant to the Employment Agreement, Mr. Kurtzweil will receive a restricted stock award for 100,000 shares of Common Stock (the “Restricted Stock Award”) and options for 75,000 shares of Common Stock (the “Option” and, together with the Restricted Stock Award, the “Awards”) during the Company’s next open trading window. The Awards will be granted under the Plan and will vest 25% on each of the first, second, third, and fourth anniversaries of the grant date, subject to Mr. Kurtzweil’s continued employment and the terms and conditions of the Plan and the applicable award agreements in a form established by the Compensation Committee of the Board.

If Mr. Kurtzweil’s employment is terminated for any reason other than termination by the Company without “cause,” by Mr. Kurtzweil for “good reason,” or due to Mr. Kurtzweil’s death or “disability” (each as defined in the Employment Agreement), which death or “disability” occurred during the performance of Mr. Kurtzweil’s duties as an employee of the Company (provided that Mr. Kurtzweil was not negligent in the performance of such duties), and all or any part of the Awards has not vested, been earned, or become exercisable, as applicable, pursuant to the terms of the Plan and the applicable award agreement, the Awards, to the extent not then vested or earned, will be forfeited immediately upon such termination.

If Mr. Kurtzweil’s employment is terminated by the Company without “cause,” by Mr. Kurtzweil for “good reason,” or due to Mr. Kurtzweil’s death or “disability” (each as defined in the Employment Agreement), which death or “disability” occurred during the performance of Mr. Kurtzweil’s duties as an employee of the Company (provided that Mr. Kurtzweil was not negligent in the performance of such duties), any part of the Awards that has not vested, been earned, or become exercisable, as applicable, pursuant to the terms of the Plan and the applicable award agreement will be deemed earned and vested as of the termination date, provided that Mr. Kurtzweil agrees not to sell, transfer, assign, pledge, or otherwise encumber the shares subject to the Restricted Stock Award and the shares underlying the Option (other than by will or the laws of intestate succession or to cover withholding tax obligations) until the Restricted Stock Award or the Option, as applicable, would have otherwise vested.

In the event of a “change of control” (as defined in the Plan), if the successor or surviving company does not assume or substitute the Awards on substantially similar terms or with substantially equivalent economic benefits as the Awards, the Awards will become fully vested, earned, payable, and exercisable, as applicable, to the fullest extent of the original grant as of the date of the “change of control.” If the Awards are substituted, assumed, or continued by the successor or surviving company on substantially similar terms or with substantially equivalent economic benefits, but Mr. Kurtzweil is terminated by the Company or an affiliate without “cause” or for “good reason” (each as defined in the Plan) within two years after the effective date of the “change of control,” the Awards will become fully vested.

The foregoing summary of the Awards is not complete and is qualified in its entirety by reference to the full text of the form of Restricted Stock Award Agreement and the form of Option Agreement, as applicable, to be entered into by Mr. Kurtzweil and the Company during the next open trading window, copies of which are attached hereto as Exhibits 10.2 and 10.3, respectively, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No. Description

10.1	Employment Agreement by and between John T. Kurtzweil and Akoustis Technologies, Inc., dated July 14, 2017.

10.2	Form of Restricted Stock Award Agreement to be entered into by and between John T. Kurtzweil and Akoustis Technologies, Inc. in connection with Mr. Kurtzweil’s employment.

10.3	Form of Option Agreement to be entered into by and between John T. Kurtzweil and Akoustis Technologies, Inc. in connection with Mr. Kurtzweil’s employment.

99.1	Press release dated July 17, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AKOUSTIS TECHNOLOGIES, INC.

By:	/s/ Jeffrey B. Shealy
Name: Jeffrey B. Shealy
Title: Chief Executive Officer

Date:  July 17, 2017

EXHIBIT INDEX

Exhibit No. Description

10.1	Employment Agreement by and between John T. Kurtzweil and Akoustis Technologies, Inc., dated July 14, 2017.

10.2	Form of Restricted Stock Award Agreement to be entered into by and between John T. Kurtzweil and Akoustis Technologies, Inc. in connection with Mr. Kurtzweil’s employment.

10.3	Form of Option Agreement to be entered into by and between John T. Kurtzweil and Akoustis Technologies, Inc. in connection with Mr. Kurtzweil’s employment.

99.1	Press release dated July 17, 2017.